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                                  EXHIBIT 11

Statement Re:  Computation of Net Income per Share of Common Stock

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                                                         For the Year Ended December 31,
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                                                 1997                 1996                 1995
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
Net income                                      $5,447,000           $2,830,000           $3,968,000
                                            ===============      ===============      ===============
Basic net income per share:
 Weighted average number of shares
  outstanding for the period                     4,878,000            4,236,000            4,453,000
                                            ===============      ===============      ===============

 Basic net income per share                          $1.12                $0.67                $0.89
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Diluted net income per share:
 Weighted average number of shares
  outstanding during the period                  4,878,000            4,236,000            4,453,000
 Dilutive impact of unexercised
  common stock options                             169,000              122,000              198,000
                                           ----------------     ----------------     ----------------

 Weighted average number of shares
  outstanding for the period                     5,047,000            4,358,000            4,651,000
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 Diluted net income per share                        $1.08                $0.65                $0.85
                                            ===============      ===============      ===============
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